INDEPENDENT
  AUDITORS' REPORT
  MW Capital Management
  Funds:

  In planning and performing our
  audit of the financial statements
  of MW Capital Management
  Funds, comprising the
  Metropolitan West Capital
  Intrinsic Value Equity Fund and
  the Metropolitan West Capital
  International Value Fund (the
  "Funds") for the period
  December 28, 2001
  (commencement of operations)
  to June 30, 2002 (on which we
  have issued our report dated
  August 16, 2002), we
  considered its internal control,
  including control activities for
  safeguarding securities, in order
  to determine our auditing
  procedures for the purpose of
  expressing our opinion on the
  financial statements and to
  comply with the requirements
  of Form N-SAR, and not to
  provide assurance on the Funds'
  internal control.

  The management of the Funds
  is responsible for establishing
  and maintaining internal
  control.  In fulfilling this
  responsibility, estimates and
  judgments by management are
  required to assess the expected
  benefits and related costs of
  controls.  Generally, controls
  that are relevant to an audit
  pertain to the entity's objective
  of preparing financial
  statements for external purposes
  that are fairly presented in
  conformity with accounting
  principles generally accepted in
  the United States of America.
  Those controls include the
  safeguarding of assets against
  unauthorized acquisition, use,
  or disposition.

  Because of inherent limitations
  in any internal control,
  misstatements due to error or
  fraud may occur and not be
  detected.  Also, projections of
  any evaluation of internal
  control to future periods are
  subject to the risk that it may
  become inadequate because of
  changes in conditions or that the
  degree of compliance with
  policies or procedures may
  deteriorate.

  Our consideration of the Funds'
  internal control would not
  necessarily disclose all matters
  in internal control that might be
  material weaknesses under
  standards established by the
  American Institute of Certified
  Public Accountants.  A material
  weakness is a condition in
  which the design or operation of
  one or more of the internal
  control components does not
  reduce to a relatively low level
  the risk that misstatements
  caused by error or fraud in
  amounts that would be material
  in relation to the financial
  statements being audited may
  occur and not be detected
  within a timely period by
  employees in the normal course
  of performing their assigned
  functions.  However, we noted
  no matters involving the Funds'
  internal control and their
  operation, including controls for
  safeguarding securities, that we
  consider to be material
  weaknesses as defined above as
  of June 30, 2002.

  This report is intended solely
  for the information and use of
  management, the Board of
  Trustees and Shareholders of
  the Funds and the Securities and
  Exchange Commission and is
  not intended to be and should
  not be used by anyone other
  than these specified parties.



  August 16, 2002